
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         DEC-31-1999
<CASH>                                               232,145
<SECURITIES>                                         2,520,339
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       26,422,745<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           26,307,549
<TOTAL-LIABILITY-AND-EQUITY>                         26,422,745<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     194,267<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     390,576<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         2,288,898<F5>
<EPS-BASIC>                                        (44.49)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets is Investments in Local Limited  Partnerships of $23,365,603,
Restricted cash of $276,128 and Other assets of $28,530.
<F2>Included  in Total  Liabilities and Equity is Accounts payable to affiliates of $61,704 and Accounts  payable and accrued expenses of  $53,492.
<F3>Total revenue includes Investment of $127,379 and Other of $66,888.
<F4>Included  in Other  Expenses is Asset  management  fees of  $221,664,
General and  administrative  of $144,774 and Amortization of $24,138.
<F5>Net loss reflects Equity in losses of Local Limited Partnerships of
$2,092,589.

